EXHIBIT 32.1

CERTIFICATION PURSUANT TO  18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In  connection  with  the  Quarterly  Report  of  Sweet Spot Games, Inc. (the "Company") on Form 10-Q for the  period  ending September 30, 2010 as filed with the Securities  and  Exchange  Commission  on  the date hereof  (the "Report"), I, GREGORY GALANIS , Chief Executive Officer and Chief

Financial Officer of the Company, GERALD W. MILLS certify,   pursuant  to  18  U.S.C.  Section

1350,as  adopted  pursuant  to Section 906 of the Sarbanes-Oxley  Act  of 2002,

that to the best of my knowledge and belief:

      (1)    The Report fully  complies  with the requirements of Section 13(a)

or 15(d) of the Securities Exchange Act of 1934; and

      (2)    The  information contained in  the  Report fairly presents, in all material respects, the financial  condition  and  result  of  operations of the

Company.

/s/ GREGORY GALANIS

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CHIEF EXECUTIVE OFFICER

 - AND -

/s/ GERALD W. MILLS

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CHIEF FINANCIAL OFFICER

November 11, 2010